UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K

                               Current Report
                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  May 18, 1999


                     Commission File Number 000-27852

                         PLATINUM ENTERTAINMENT, INC.
              (Exact name of registrant as specified in its charter)

                       Delaware                 36-3802328
           (State or other jurisdiction of     (I.R.S. Employer
            incorporation or organization)      Identification No.)

                           2001 Butterfield Road
                        Downers Grove, Illinois 60515
              (Address of principal executive offices, including zip code)

                                (630) 769-0033
              (Registrant's telephone number, including area code)

Item 5.	Other Events.

Platinum Entertainment, Inc. (the "Company") confirms its equity ownership in musicmaker.com, totaling 798,856 shares of common stock, whose initial public offering is expected to price at $12-14 per share under the symbol "HITS."
The Company purchased its stake in musicmaker.com, the Internet's largest music download and custom CD vendor, for $750,000 in common stock of the Company, par value $.001 per share ("Common Stock") last year.

On July 1, 1999, Steven Devick, the Company's Chairman, President and Chief Executive Officer, agreed to purchase 2,500 shares of the Company's Series C Preferred Stock plus accrued dividends and warrants to purchase 84,375 shares of Common Stock held in the name of Platinum Venture Partners, II L.P. for consideration of $3,014,000. Mr. Devick is an executive officer of the general partner of Platinum Venture Partners, II L.P.

On May 18, 1999, the Company received $3,000,000 in aggregate consideration for the sale of 423,280 shares of Common Stock to Special Situations Private Equity Fund, L.P., Special Situations Fund III, L.P., Special Situations Technology Fund, L.P. and Special Situations Cayman Fund, L.P.

Following these and other issuances, the Company has 7,310,421 shares of Common Stock outstanding.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Platinum Entertainment, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned, hereunto duly authorized, on this 1st day of July, 1999.

          PLATINUM ENTERTAINMENT, INC.




			By:	/s/  STEVEN DEVICK
			Steven Devick
			Chairman of the Board, President
			and Chief Executive Officer